Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Tops Holding Corporation (the “Company”) for the fiscal year ended January 1, 2011 (the “Report”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
I, William R. Mills, Chief Financial Officer of the Company, certify, to the best of my knowledge, that on the date hereof:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William R. Mills
William R. Mills
Chief Financial Officer March 31, 2011